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                                                                     Exhibit 5.1



                                          , 2004

The May Department Stores Company
611 Olive Street
St. Louis, Missouri 63101-1799



         Re:      The May Department Stores Company
                  Registration Statement on Form S-4

Ladies and Gentlemen:

         We have acted as special counsel to The May Department Stores Company, a New York corporation (the "Company"), and The May Department Stores Company, a Delaware corporation (the "Guarantor"), in connection with the public offering of up to $400,000,000 aggregate principal amount of the Company's 3.95% Notes due 2007, $600,000,000 aggregate principal amount of the Company's 4.80% Notes due 2009, $500,000,000 aggregate principal amount of the Company's 5.75% Notes due 2014, $300,000,000 aggregate principal amount of the Company's 6.65% Debentures due 2024 and $400,000,000 aggregate principal amount of the Company's 6.70% Debentures due 2034 (collectively, the "Exchange Notes"). The Indenture, dated as of June 17, 1996 (the "Indenture"), by and among the Company, the Guarantor and J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, N.A., the successor to The First National Bank of Chicago) as trustee (the "Trustee"), provides for the guarantee of the Exchange Notes by the Guarantor to the extent set forth in the Indenture (the "Guarantee"). The Exchange Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the issued and outstanding 3.95% Notes due 2007 of the Company, 4.80% Notes due 2009 of the Company, 5.75% Notes due 2014 of the Company, 6.65% Debentures due 2024 of the Company and 6.70% Debentures due 2034 of the Company (collectively, the "Original Notes") under the Indenture, dated as of July 20, 2004 (the "2004 Indenture"), by and among the Company, the Guarantor and the Trustee, as contemplated by the Registration Rights Agreement, dated as of July 20, 2004 (the "Registration Rights Agreement"), by and among the Company, the Guarantor and the Initial Purchasers named therein.

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The May Department Stores Company
    , 2004


         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-4 relating to the Exchange Notes and the Guarantee, filed, together with this opinion, by the Company with the Securities and Exchange Commission (the "Commission") on, 2004 under the Act (the registration statement as so amended, the "Registration Statement"); (ii) an executed copy of the Registration Rights Agreement; (iii) an executed copy of the Indenture; (iv) the Restated Certificate of Incorporation of the Company, as in effect on the date hereof; (v) the By-Laws of the Company, as in effect on the date hereof; (vi) certain resolutions of the Board of Directors of the Company; (vii) the Amended and Restated Certificate of Incorporation of the Guarantor, as in effect on the date hereof; (v) the By-Laws of the Guarantor, as in effect on the date hereof;
(viii) certain resolutions of the Board of Directors of the Guarantor; (ix) the Statement of Eligibility and Qualification of the Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, filed as an exhibit to the Registration Statement; and (x) the forms of the Exchange Notes. We have also examined the certificates of incorporation and bylaws of the Company and the Guarantor at such times that the Indenture was entered into and the Guarantee by the Guarantor was originally issued, respectively. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantor and such agreements, certificates of public officials, certificates of officers or other representatives of the Company, the Guarantor and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company and the Guarantor, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and, the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, the Guarantor and others.

         Our opinion set forth herein is limited to Delaware corporate law and the laws of the State of New York, that, in our experience, are normally applicable to transactions of the type contemplated by the Exchange Offer and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations,


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The May Department Stores Company
    , 2004



validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined on law on the opinions herein stated.

         In rendering the opinion set forth below, we have assumed that the execution and delivery by the Company of the Indenture and the Exchange Notes, the execution and delivery by the Guarantor of the Indenture and the performance by each of the Company and the Guarantor of its respective obligations under the Indenture and the Exchange Notes do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or the Guarantor or their properties are subject, except that we do not make this assumption for those agreements and instruments which have been identified to us by the Company and the Guarantor as being material to them and which are listed as exhibits in Part II of the Registration Statement (the "Applicable Contracts"). We note that certain of the Applicable Contracts are governed by laws other than the laws of the State of New York; our opinions expressed herein are based solely upon our understanding of the plain language of such agreements or instruments, and we do not express any opinion with respect to the validity, binding nature or enforceability of any such agreements or instruments, and we do not assume any responsibility with respect to the effect on the opinions or statements set forth herein of any interpretation thereof inconsistent with such understanding.

         Based upon and subject to the foregoing, we are of the opinion that when the Registration Statement becomes effective and the Exchange Notes (in the form examined by us) have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Original Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Exchange Notes and the Guarantee will constitute valid and binding obligations of the Company and the Guarantor, respectively, enforceable against the Company and the Guarantor, respectively, in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.



                                       Very truly yours,